SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2004

PHASE FORWARD INCORPORATED
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-50839	04-3386549

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (888) 703-1122

ITEM    5.        Other Events and Required FD Disclosure.

On July 23, 2004, Phase Forward Incorporated (the “Company”) entered into a Software License and Services Agreement with GlaxoSmithKline Services Unlimited (“GSK”), a member of the GlaxoSmithKline group, a research-based pharmaceutical company. Pursuant to the Software License and Services Agreement, GSK had the right to evaluate and test the licensed software under the agreement until July 30, 2004, and to cancel the agreement if it declined to accept the licensed software by that date. On July 28, 2004, the Company received written confirmation from GSK that it accepted the licensed software. A copy of the Software License and Services Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Neither the filing of any press release as an exhibit to this Current Report on Form 8-K nor the inclusion in such press release of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K. The information available at the Company’s Internet address is not part of this Current Report on Form 8-K or any other report filed by the Company with the Securities and Exchange Commission.

ITEM    7.        Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

10.1*	Software License and Services Agreement, dated as of July 23, 2004, between Phase Forward Incorporated and GlaxoSmithKline Services Unlimited, a member of the GlaxoSmithKline group.

*	Confidential treatment requested for portions of this document.

ITEM    9.        Regulation FD Disclosure.

The press release issued by the Company, dated August 10, 2004, announcing that it had entered into the Software License and Services Agreement with GSK is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained herein and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

Date: August 10, 2004	By:	/s/ Robert K. Weiler

Robert K. Weiler President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Software License and Services Agreement, dated as of July 23, 2004, between Phase Forward Incorporated and GlaxoSmithKline Services Unlimited, a member of the GlaxoSmithKline group.

99.1	Press Release issued by Phase Forward Incorporated on August 10, 2004 announcing the Software License and Services Agreement between Phase Forward Incorporated and GlaxoSmithKline.

*	Confidential treatment requested for portions of this document.

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